Integrated Environmental Technologies, Ltd. Announces New United States Electrolytic Cell Supply Source - Improving Quality of EcaFlo(R) Equipment

Wednesday September 20, 9:31 am ET

LITTLE RIVER, S.C.--(BUSINESS WIRE)--Sept. 20, 2006--Integrated Environmental Technologies, Ltd. (OTCBB:IEVM - News) announced today that, effective September 15, 2006, the Company has secured an exclusive supply agreement with Aquastel Inc., a United States manufacturer of electro-chemical activation "cells" ("C-50's" and "C-100's") that out-perform the previously utilized flow-through electrolytic modules that were a primary component of I.E.T.'s EcaFlo® equipment. I.E.T.'s previous license and supply agreements, formerly with Electro-Chemical Technologies, Ltd. and LET, Ltd., respectively, were cancelled by Integrated Environmental Technologies, Ltd., observing all legal parameters necessary to move ahead with purchasing from the new source of electrolytic cells. This change affords Integrated Environmental Technologies, Ltd, the opportunity to use its own proven platform for building and selling EcaFlo® equipment that produces a better volumetric capacity of strong, reliable disinfecting/sanitizing solutions (anolyte) and degreasing solutions (catholyte), with pinpoint accuracy.

William E. Prince, President and CEO of Integrated Environmental Technologies, Ltd., stated, "By associating ourselves with Aquastel Inc., located in the United States, as a source of specially-manufactured electrolytic cells, we have aligned ourselves with a manufacturer that values quality - as demonstrated by their ISO 9000 certification; as well as a company that adds the key elements of quality assurance, timeliness and dependability. Our new supplier, Aquastel Inc., is very conscientious about quality manufacturing and welcomes the opportunity to team with our engineers to jointly develop larger-volume cells that will deliver the high quality solutions for which our EcaFlo® equipment is known, and to share in the intellectual properties developed together." Prince further stated, "As we progressed from a developmental stage company to a fully operating Original Equipment Manufacturer (OEM), we knew that we had to make continuous improvements in our EcaFlo® equipment to offer our customers the excellence they deserve; hence our seeking a U.S. source for electrolytic cells that will work in concert with the mechanical, electrical and software capabilities of our existing EcaFlo® equipment. The new cell, with 88% fewer electrical and fluid connections, significantly reduces the potential for equipment failure."

Aquastel, Inc.'s Vice President, Michel Van Schaik, stated, "We have been aware of I.E.T.'s EcaFlo® equipment in the market and are glad to have the opportunity to work together with another quality-oriented company, such as Integrated Environmental Technologies, Ltd. This cooperative relationship will move the entire Electro-Chemical Activation technology forward in a more effective manner."

About Integrated Environmental Technologies, Ltd. and its wholly-owned operating subsidiary, I.E.T., Inc.:

EcaFlo® Division - This division designs, manufacturers, markets, and sells equipment under the EcaFlo® name brand. EcaFlo® equipment produces reliable, environmentally-responsible solutions utilizing the electro-chemical activation process ("ECA"). Anolyte, an EcaFlo(TM) solution, has been demonstrated to effectively control bacteria, viruses, fungi and other microorganisms without harming the environment.

To learn more about IEVM and I.E.T., Inc.'s EcaFlo(TM) Division, please visit our websites at www.ietusa.net and www.ietltd.net.

Forward-Looking Statements: The statements in this press release regarding the source of electrolytic cells, EcaFlo® equipment, future opportunities and any other effect, result or aspect of EcaFlo® equipment and any other statements, which are not historical facts, are forward-looking statements.

Such statements involve risks and uncertainties, including but not limited to, costs and difficulties related to the sale of EcaFlo® equipment, the state of the Company's current operations, results of tests, applicability of the Company's technology, costs, delays, and any other difficulties related to the Company's business plan, the company's sources of liquidity, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, marketability of the Company's EcaFlo® equipment and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements IEVM makes in this news release include market conditions and those set forth in reports or documents IEVM files from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Integrated Environmental Technologies, Ltd.

William E. Prince, 843-390-2500;

president@ietltd.net